Agreement Concerning the Provision of Power,
                      Water Supply and Welfare Facilities
                                   (LJ102-5)




Party A:          Liuzhou OVM Joint Stock Co., Ltd.

Party B:          Liuzhou OVM Construction Machinery Co., Ltd.




1. Party A agrees and warrants the provision of water and power supply facilities owned by Party A for the use of Party B is established. Party B shall pay for the consumption of water and power according to the amount actually consumed. The rates shall be the same as those actually payable by Party A to the water and power supply authorities.

2. Party B shall settle its consumption of water and power to Party A to the water and power supply authorities.

3. Party A agrees that, upon Party B request, it will transfer to Party B all the water and power supply facilities within the factory site. The transfer fee shall be determined through negotiations between both parties.

4. Party A agrees that Party B and its staff and workers shall have the right to use Party A's existing welfare facilities. Party B shall share the expenses for the use of the welfare facilities.

5. The expenses for the welfare facilities shall be shared in the following manner:

      (1) Staff canteen meals administration fee: a monthly fee of RMB 30.00 per person based on the total number of staff and workers of Party B who regularly dine in the canteen.

      (2) Medical administration fee: a monthly fee of RMB 12.00 per person based on the total number of the staff and workers of Party B.

      (3) Dormitory rental for singles: a monthly fee of RMB 60.00 per person based on the total number of the staff and workers of Party B who reside in the dormitory.

      (4) The compensation for the use of other welfare facilities by Party B and its staff and workers shall be shared after mutual agreement with reference to the rates determined above.

6. Party B shall pay Party A its previous month's share of the expenses for the use of the welfare facilities before the 15th of each month.

7. The compensation to Party A for the use of the welfare facilities by Party B shall be adjusted every three years. The exact rate shall be determined through mutual negotiations with a limit of no more than 10% per increment.

8. This Agreement shall come into effect after it is signed by the corporate representatives of both parties and stamped with the common seal of both parties.

For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


------------------------------
(Wu Guo Sen)
Corporate Representative


For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


--------------------------------
(Ching Lung Po)
Corporate Representative

Dated:  June 5, 1995

January 6, 1997


OVM International Holding Corporation
c/o Anka Capital Limited
Room 2005, 20/F., Universal Trade Center,
305A Arbuthnot Road, Central
Hong Kong

Attn:  Mr. Ching Lung Po
------------------------

Dear Sirs:

Re:  English Translation of Chinese Documents

We have reviewed the Chinese versions of the following documents and the English translations which you have provided:-

1.    Articles of Association of Liuzhou OVM Construction Machinery Co., Ltd.;

2. Joint Venture Contract dated April 18, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.;

3. Agreement Concerning the Commencement date of the Financial Accounts dated January 17, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.,

4. Agreement Concerning the Entrustment of the Heat Treatment Plant with Processing Task dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., Liuzhou OVM Joint Stock Co., Ltd. and the Heat Treatment Plant;

5. Agreement Concerning the Transfer of Intangible Assets dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd. and Liuzhou Joint Stock CO., Ltd. and the Exhibit List of Items of Technical Know-how Transferred;

6. Agreement Concerning the Provision of Power, Water Supply and Welfare Facilities dated June 15, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.,; and

7. Supplementary Agreement on the Transfer of Intangible Assets dated December 18, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translations, we believe the translations, incorporating our suggested amendments, should be fair and correct translations of the various corresponding Chinese documents above.

Yours faithfully,


Li Song Zhang
Senior Lawyr